Exhibit 99.1

AMENDMENT TO IL MANAGEMENT AGREEMENTS

THIS AMENDMENT TO IL MANAGEMENT AGREEMENTS (this “Amendment”) is made and entered into as of July 10, 2014 by and among FVE IL MANAGERS, INC., a Maryland corporation (“Manager”), and each of the parties identified on the signature page hereof as an Owner (each, an “Owner”).

RECITALS:

WHEREAS, Manager and each Owner are parties to a management agreement as further described on Schedule 1 attached hereto (collectively, the “IL Management Agreements” and, each individually, an “IL Management Agreement”); and

WHEREAS, Manager and each Owner wish to extend the terms of the IL Management Agreements in accordance with the terms and conditions of this Amendment;

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the mutual receipt and legal sufficiency of which are hereby acknowledged, Manager and each Owner, intending to be legally bound, hereby agree as follows:

1.             Extension of IL Management Agreements.  Section 12.01 of each IL Management Agreement is amended by deleting the reference to “December 31, 2031” from the first sentence thereof and replacing it with a reference to “December 31, 2032”, such that the Term of each IL Management Agreement shall end on December 31, 2032.

2.             Ratification.  As amended hereby, each IL Management Agreement is hereby ratified and confirmed.

[Remainder of page intentionally left blank; Signature page follows]

IN WITNESS WHEREOF, the parties have executed this Amendment as a sealed instrument as of the date above first written.

MANAGER:

FVE IL MANAGERS, INC.

By:	/s/ Bruce J. Mackey Jr.
Bruce J. Mackey Jr.
President

SNH TRS:

SNH IL JOPLIN INC.
SNH IL PROPERTIES TRUST

By:	/s/ Richard A. Doyle
Richard A. Doyle
President of each of the foregoing entities

[Signature Page to Amendment to IL Management Agreements]

SCHEDULE 1

IL MANAGEMENT AGREEMENTS

Management Agreement dated December 15, 2011 between FVE IL Managers, Inc. and SNH IL Properties Trust (5455 La Sierra Drive, Dallas, Texas 75231)

Management Agreement dated August 31, 2012 between FVE IL Managers, Inc. and SNH IL Joplin Inc. (3828 College View Drive, Joplin, Missouri 64801)